Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with the Annual Report of Frontier  Communications  Corporation (the "Company") on Form 10-K for the year ending December 31, 2010 as filed with the Securities and Exchange  Commission on the date hereof (the "Report"),  I, Donald R. Shassian,  Executive Vice President and Chief Financial Officer of the Company,  certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald R. Shassian
Donald R. Shassian
Executive Vice President and Chief Financial Officer
February 25, 2011

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Frontier Communications Corporation and will be retained by Frontier Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.